FOR IMMEDIATE RELEASE                                     EXHIBIT 99.1

Media Contact: Gabby Nelson (763) 551-7460 gabby.nelson@selectcomfort.com	Investor Contact: Jim Raabe (763) 551-7498 investorrelations@selectcomfort.com

SELECT COMFORT ANNOUNCES NEW CREDIT AGREEMENT

MINNEAPOLIS – (March 29, 2010) – Select Comfort Corporation (NASDAQ: SCSS) today announced it has entered into a new credit agreement with Wells Fargo Bank, NA. The credit agreement, which has a term through June 2012 and provides a commitment of up to $20 million, replaces an existing credit facility with a syndicate of banks.

“Our sustained improvement in sales and profit performance – along with increased cash generation, a stronger balance sheet and our positive cash position – have provided us the opportunity to replace our existing facility,” said Jim Raabe, chief financial officer, Select Comfort Corporation. “The new facility significantly lowers the company’s borrowing costs and fees and provides more financial flexibility as compared to the existing agreement.”

Additional details of the credit agreement are outlined in the company’s Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission (SEC).

The company also announced it plans to release first quarter results April 21, 2010.

About Select Comfort Corporation
Founded more than 20 years ago and based in Minneapolis, Select Comfort Corporation designs, manufactures, markets and supports a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number® bed, as well as foundations and bedding
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accessories. SELECT COMFORT® products are sold through its approximately 400 company-owned stores located across the United States; select bedding retailers; direct marketing operations; and online at www.sleepnumber.com.

Forward-Looking Statements
Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as current general and industry economic trends; consumer confidence; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts; consumer acceptance of our products, product quality, innovation and brand image; availability of attractive and cost-effective consumer credit options; execution of our retail store distribution strategy, including our ability to cost-effectively close under-performing store locations; our dependence on significant suppliers, and our ability to maintain relationships with key suppliers, including several sole-source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; industry competition; our ability to continue to improve our product line; warranty expenses; risks of pending and potentially unforeseen litigation; our ability to fund our operations through cash flow from operations or availability under our bank line of credit or other sources, increasing government regulations, including new flammability standards for the bedding industry and new safety standards for consumer products, which have or will add product cost pressures and have or will require implementation of systems and manufacturing process changes to ensure compliance; the adequacy of our management information systems to meet the evolving needs of our business and evolving regulatory standards applicable to data privacy and security; our ability to attract and retain senior leadership and other key employees, including qualified sales professionals; and uncertainties arising from global events, such as terrorist attacks or a pandemic outbreak, or the threat of such events. Additional information concerning these and other risks and uncertainties is contained in our filings with the SEC, including our Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.
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